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                                     PROXY
                         WEATHERFORD INTERNATIONAL INCORPORATED
                   SPECIAL MEETING OF STOCKHOLDERS -- OCTOBER 5, 1995
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned holder of Common Stock of Weatherford International Incorporated ("Weatherford") hereby appoints Philip Burguieres and H. Suzanne Thomas, or either of them, his or her proxies with full power of substitution, to vote at the Special Meeting of Stockholders of Weatherford to be held on Thursday, October 5, 1995, at 10:30 a.m., Houston time, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, and at any adjournment thereof, the number of votes that the undersigned would be entitled to cast if personally present, on all matters coming before the meeting.

(1)        Proposal to approve and adopt the  Agreement and Plan of Merger dated  as of June 23, 1995, as  amended, between  Weatherford  and Enterra  Corporation  ("Enterra"), and  the merger  of  Enterra with  and into
           Weatherford, pursuant to which each outstanding share of Enterra common stock, $1.00 par value, will  be converted  into  the  right  to  receive  1.69  shares  of  Weatherford  common  stock,  $.10  par value
           ("Weatherford Common Stock"), before giving effect to the reverse stock split described below (0.845  of a share of Weatherford Common Stock after giving effect to the reverse stock split).
           FOR  / /                 AGAINST  / /                 ABSTAIN  / /
(2)        Proposal  to approve and adopt amendments to  Weatherford's Restated Certificate of Incorporation (i) to
           effect a contemporaneous one-for-two reverse stock split of Weatherford Common Stock and (ii) to  change
           Weatherford's name to "Weatherford Enterra, Inc."
           FOR  / /                 AGAINST  / /                 ABSTAIN  / /

           PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE, WHICH
                  REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
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
(3)        Proposal to amend Weatherford's 1991 Stock Option Plan.
           FOR  / /                 AGAINST  / /                 ABSTAIN  / /
(4)        Proposal to amend Weatherford's Restricted Stock Incentive Plan.
           FOR  / /                 AGAINST  / /                 ABSTAIN  / /
(5)        TO  CONSIDER AND  TAKE ACTION UPON  ANY OTHER MATTER  THAT MAY PROPERLY  COME BEFORE THE  MEETING OR ANY
           ADJOURNMENT THEREOF.

    All as more particularly described in the Joint Proxy Statement/Prospectus dated August 31, 1995 relating to such meeting, receipt of which is hereby acknowledged.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions are made, this proxy will be voted for Proposals 1, 2, 3 and 4.

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                                                 Signature of Stockholder(s)

                                              Please sign your  name exactly  as
                                              it  appears  hereon.  Joint owners
                                              must each  sign. When  signing  as
                                              attorney, executor, administrator,
                                              trustee  or guardian,  please give
                                              your  full  title  as  it  appears
                                              hereon.

                                              Date:
                                              ----------------------------------
                                              , 1995